                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 6, 2002

                    INTERNATIONAL ASSETS HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                    33-70334-A                59-2921318
(State of Incorporation)     (Commission File Number)     (IRS Employer ID No.)

      220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701
               (Address of principal executive offices) (Zip Code)

                                  407-741-5300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5.  Other Events

On December 6, 2002, the Registrant and three Investors signed amended agreements, including Share Subscription Agreements, to close the transaction originally agreed to on October 22, 2002. The terms of the investment were amended to provide for the purchase of only shares of Series A Preferred stock, which are non-voting and non-convertible. As a result, additional capital of approximately $3.7 million has been invested in the Company in the form of 2,187,500 Series A Preferred shares at a price of $1.70 per preferred share. The transaction will be presented to the shareholders for approval at the shareholders' meeting in February 2003 and shareholders will also be asked to approve a provision providing for the convertibility of the preferred shares into common stock on a one-for-one basis.

As of December 6, 2002, the Board of Directors has appointed Sean O'Connor, one of the new investors, to the Board and CEO; another of the investors, Scott Branch, has been appointed to the Board and President; and the third investor, John Radziwill, has also been appointed to the Board. Diego Veitia will remain Executive Chairman of the Company and Ed Cofrancesco, currently director, COO and Executive Vice President, will retain those offices. Preceding the nomination and appointment to the Board of the three investors, the Board accepted the resignation of Jerome F. Miceli, Stephen A. Saker and Jeffrey L. Rush. Mr. Miceli then was appointed to the Board of Directors for INTLTRADER.COM, Inc., a wholly owned subsidiary of the Company. Mr. Saker will continue to serve the Company as Corporate Secretary and Dr. Rush was appointed to the Board of International Asset Management Corporation, a wholly owned subsidiary of the Company.

The foregoing discussion is qualified by reference to the full text of the three amended Share Subscription Agreements and the amended Registration Rights Agreements between the Company and the three Investors, which are filed as an exhibit to this report on Form 8-K and are incorporated herein by reference in their entirety; and, to the full text of the three Share Subscription Agreements and the Registration Rights Agreements between the Company and the three Investors which were filed as an exhibit to the report on Form 8-K on October 22, 2002. There are further terms precedent to the Agreements which must be approved by shareholders and will be submitted to shareholders for approval at the Company's next annual meeting in February, 2003.


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Item 7.   Financial Statements and Exhibits

Exhibit   Description
-------   ----------
   1 First Amendment to Share Subscription Agreement between the Registrant and Sean O'Connor.

   2 First Amendment to Share Subscription Agreement between the Registrant and Scott Branch.

   3 First Amendment to Share Subscription Agreement between the Registrant and John Radziwill.

   4 First Amendment to Registration Rights Agreement between the Registrant and Sean O'Connor.

   5 First Amendment to Registration Rights Agreement between the Registrant and Scott Branch.

   6 First Amendment to Registration Rights Agreement between the Registrant and John Radziwill.

   7 Assignment and Assumption Agreement between the Registrant, Sean O'Connor and The St. James Trust.

   8 Assignment and Assumption Agreement between the Registrant, Scott Branch and Barbara Branch.

   9 Assignment and Assumption Agreement between the Registrant, John Radziwill and Goldcrown Asset Management Limited.



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                                   Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        INTERNATIONAL ASSETS HOLDING CORPORATION


Date  12/06/2002                        /s/ Sean M. O'Connor
                                        --------------------
                                        Sean M. O'Connor
                                        Chief Executive Officer


Date  12/06/2002                        /s/ Jonathan C. Hinz
      ----------                        --------------------
                                        Jonathan C. Hinz
                                        Chief Financial Officer



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EXHIBIT INDEX
-------------

Exhibit   Description
-------   -----------


   1 First Amendment to Share Subscription Agreement between the Registrant and Sean O'Connor.

   2 First Amendment to Share Subscription Agreement between the Registrant and Scott Branch.

   3 First Amendment to Share Subscription Agreement between the Registrant and John Radziwill.

   4 First Amendment to Registration Rights Agreement between the Registrant and Sean O'Connor.

   5 First Amendment to Registration Rights Agreement between the Registrant and Scott Branch.

   6 First Amendment to Registration Rights Agreement between the Registrant and John Radziwill.

   7 Assignment and Assumption Agreement between the Registrant, Sean O'Connor and the St. James Trust.

   8 Assignment and Assumption Agreement between the Registrant, Scott Branch and Barbara Branch.

   9 Assignment and Assumption Agreement between the Registrant, John Radziwill and Goldcrown Asset Management Limited.


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